April 23, 1999

Mr. Joseph Falcone
ARCO Alaska, Inc.
P.O. box 100360
Anchorage, AK  99510-0360

Re:  ARCO Alaska Assignment of CEA Gas Contract

Dear Mr. Falcone:

You have explained that ARCO Alaska, Inc. ("AAI") desires the consent of Chugach Electric Association, Inc. ("Chugach") to a contractual assignment, or assignments, as a result of which AAI would delegate to a new entity, ARCO Beluga Inc. ("ABI"), the obligation and right to perform for AAI, and to receive performance from Chugach under, the April 21, 1989 "Agreement for the sale and Purchase of Natural Gas" between AAI and Chugach, as amended ("Agreement')>

Chugach hereby grants such consent, subject to AAI's acknowledgment that AAI shall not be released from the Agreement, and AAI shall remain secondarily responsible for ABI's performance of the Agreement. The responsibility will include making such contractual or other arrangements to assure that Chugach shall continue to receive actual performance under the Agreement, i.e., deliveries of natural gas, including in the event of the bankruptcy or insolvency of ABI.

Such acknowledgement represents what we understand to be the effect of AAI's assignment/delegation under applicable law, and simply clarifies the intent of AAI and Chugach alike. It is also intended to assure that Chugach will not be limited to damages for breach of contract but instead will remain assured of a gas supply from AAI under the Agreement.

We are pleased to accommodate AAI in this respect, and we look forward to many more years of cooperation between us.

Sincerely,                                       ACKNOWLEDGED AND AGREED:

/s/ Eugene N. Bjornstad
                                                ARCO ALASKA, INC.
Eugene N. Bjornstad
General Manager                                 By /s/ Joseph A. Leone
                                                  ---------------------------
                                                  Joseph A. Leone
                                                  Vice President

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ENB/TAL/ds

cc  Joe Griffith
    Mike Wheatall, ARCO